UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

Yinfu Gold Corporation
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2313, Dongfang Science and Technology Mansion, Nanshan District, Shenzhen, China 518000

 (Address of Principal Executive Offices) (Zip Code)

86)755-8316-0998

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01: Change in Control:

On February 22, 2023, the Company issued 28,400,000 shares of its common stock at a private placement of US $0.001 per share for proceeds of $28,000.00 to Mr. Bo Shaorong.

On March 09, 2023, Mr. Bo Shaorong purchased 50,000,000 shares common stock from shareholder of Mr.Chen Qiang at US $0.002 per share.

On March 09, 2023, Mr. Bo Shaorong purchased 20,000,000 shares common stock from shareholder LAI Haiying at US $0.002 per share.

By execution of those transactions, Mr. Bo Shaorong holds 98,400,000,or 80.67% shares of the 121,983,993 shares of the Company’s outstanding common stock. Which means Mr. Bo Shaorong takes control of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Subscription Agreement for Private Placement of Shares
2.2	Share Purchase Agreement between Bo Shaorong and Chen Qian
2.3	Share Purchase Agreement between Bo Shaorong and Lai Haiying

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023

YINFU GOLD CORPORATION

/s/ Jiang Libin
Jiang Libin
President, Chief Executive Officer, Director

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